Sheet1

MuniYield Fund, Inc.
File Number: 811-6435
CIK Number: 879361
For the Period Ending: 10/31/2000

Pursuant to Exemptive Order No. IC-15520 the following schedule enumerates the transactions with Merrill Lynch, Pierce, Fenner & Smith Incorporated, for the year ended October 31, 2000.

Purchases (In Thousands)

Transaction	Face	Security		Due
Date	Amount	Description	Rate	Date

04/03/2000	$9,610	Long Island NY Pwr Auth	3.40%	05/01/2033
06/13/2000	400	Long Island NY Pwr Auth	4.25	05/01/2033

Last Updated on 12/27/2000
By Karen Lang